                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                ---------------

                                  FORM 8-K/A
                               AMENDMENT NO. 1
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 1997 (June 2,
1997)

                        TRIATHLON BROADCASTING COMPANY
                   ----------------------------------------
              (Exact name of registrant as specified in charter)

             Delaware                      0-26530                33-0668235
-------------------------------- ------------------------- ----------------------
  (State or Other Jurisdiction      (Commission File No.)       (IRS Employer
         of Incorporation)                                   Identification No.)

        Symphony Towers, 750 B Street, Suite 1920, San Diego, CA 92101
      (Address of principal executive offices)                (Zip Code)

      Registrant's telephone number, including area code: (619) 239-4242

                                     N/A
        (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The audited combined financial statements for radio stations KFAB-AM and KGOR-FM operating in the Omaha, Nebraska market, and the exclusive Muzak franchise for the Omaha and Lincoln, Nebraska markets acquired from American Radio Systems Corporation, as of and for the six months ended June 30, 1996, as of December 31, 1996 and for the period from July 3, 1996 to December 31, 1996, and the unaudited financial information as of March 31, 1997 and for the three month periods ended March 31, 1997 and 1996 follow.

                         Independent Auditors' Report

Board of Directors
Henry Broadcasting Company
2277 Jerrold Avenue
San Francisco, California 94124

Members of the Board:

We have audited the accompanying balance sheet of KFAB-AM, KGOR-FM and Business Music Service (Divisions of Henry Broadcasting Company) as of June 30, 1996, and the related statements of operations and stockholders' deficiency and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KFAB-AM, KGOR-FM and Business Music Service (Divisions of Henry Broadcasting Company) as of June 30, 1996 and the results of their operations and their cash flows for the six months then ended, in conformity with generally accepted accounting principles.

MILLER, KAPLAN, ARASE & CO.

North Hollywood, California
June 25, 1997

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
                                BALANCE SHEET
                                JUNE 30, 1996

  ASSETS

CURRENT ASSETS
 Cash                                                                 $   112,834
 Accounts Receivable, Net of Allowance for Uncollectible
  Accounts of $105,665                                                  1,049,522
 Other Receivables                                                         40,801
 Prepaid Expenses                                                          43,299
                                                                    -------------
  TOTAL CURRENT ASSETS                                                $ 1,246,456
                                                                    -------------
PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
 DEPRECIATION (Note 3)                                                $   700,310
                                                                    -------------
OTHER ASSETS
 Intangibles, Net of Accumulated Amortization (Note 4)                $ 3,932,815
 Inventory                                                                 90,413
 Other                                                                        732
                                                                    -------------
  TOTAL OTHER ASSETS                                                  $ 4,023,960
                                                                    -------------
  TOTAL ASSETS                                                        $ 5,970,726
                                                                    =============

 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts Payable and Accrued Expenses                                $    69,071
 Accrued Wages and Commissions                                             72,092
                                                                    -------------
  TOTAL CURRENT LIABILITIES                                           $   141,153
                                                                    -------------
INTERDIVISIONAL PAYABLE (Note 10)                                     $14,335,316
                                                                    -------------
COMMITMENTS (Note 9)
  TOTAL LIABILITIES                                                   $14,476,479
STOCKHOLDERS' EQUITY                                                   (8,505,753)
                                                                    -------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 5,970,726
                                                                    =============

                     (See Accompanying Auditors' Report)
           (Attached notes are an integral part of this statement)
                                                                             2

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
             STATEMENT OF OPERATIONS AND STOCKHOLDERS' DEFICIENCY
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

NET REVENUES                                                      $ 4,037,616
                                                                --------------
OPERATING EXPENSES
 Operating Expenses Excluding
  Depreciation and Amortization,
  and Corporate and General
  and Administrative Expenses                                     $ 1,586,697
 Depreciation and Amortization                                        256,672
 General and Administrative Expenses                                  703,736
 Corporate Expenses                                                   789,927
                                                                --------------
  TOTAL OPERATING EXPENSES                                        $ 3,337,032
                                                                --------------
  INCOME FROM OPERATIONS                                          $   700,584
                                                                --------------
OTHER (EXPENSE)
 Interest Expense                                                 $(1,649,200)
                                                                --------------
NET (LOSS)                                                        $  (948,616)
STOCKHOLDERS' DEFICIENCY:
 BEGINNING                                                         (7,557,137)
                                                                --------------
STOCKHOLDERS' DEFICIENCY:
 ENDING                                                           $(8,505,753)
                                                                ==============

                     (See Accompanying Auditors' Report)
           (Attached notes are an integral part of this statement)
                                                                             3

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
                           STATEMENT OF CASH FLOWS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

CASH FLOWS FROM OPERATING ACTIVITIES
 Net (Loss)                                                          $(948,616)
 Adjustments to Reconcile Net (Loss) to Net Cash
 (Used in) Operating Activities:
  Depreciation                                                         144,133
  Amortization                                                         112,539
  (Increase) Decrease in:
   Accounts Receivable                                                 568,415
   Inventory                                                           (27,734)
   Other Receivables                                                   (40,801)
   Prepaid Expenses                                                    (23,321)
   Prepaid Sports Broadcast Rights                                     167,339
  Increase (Decrease) in:
   Accounts Payable and Accrued Expenses                               (51,994)
   Accrued Wages and Commissions                                       (78,745)
   Interdivisional Payable                                            (160,873)
                                                                   ------------
   NET CASH (USED IN) OPERATING ACTIVITIES                           $(339,658)
                                                                   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Property and Equipment                              $ (57,909)
                                                                   ------------
   NET CASH (USED IN) INVESTING ACTIVITIES                           $ (57,909)
                                                                   ------------
NET (DECREASE) IN CASH                                               $(397,567)
CASH, BEGINNING OF PERIOD                                              510,401
                                                                   ------------
CASH, END OF PERIOD                                                  $ 112,834
                                                                   ============

                     (See Accompanying Auditors' Report)
           (Attached notes are an integral part of this statement)

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                   (DIVISION OF HENRY BROADCASTING COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. Basis of Presentation

            The financial statements include the accounts of KFAB-AM, KGOR-FM and Business Music Service, "Divisions" of Henry Broadcasting Company, a California corporation (the "Company"), after eliminating all significant interdivisional accounts and transactions among the divisions. Radio stations KFAB-AM and KGOR-FM are licensed to Omaha, Nebraska and Business Music Service (the Company's Muzak Division) has the exclusive Muzak Franchise for specific territories located in Nebraska and Iowa.

         B. Basis of Accounting

            Revenues are recognized when advertisements are broadcast and transmitting services are provided. Expenses are recognized when incurred. The accompanying financial statements are presented on the accrual basis.

         C. Concentration of Credit Risk

            Financial instruments that potentially subject the Company to credit risk consist of accounts receivable. Concentrations of credit risk with respect to accounts receivable is somewhat limited due to the large number of customers comprising the Company's customer base and their dispersion across many different industries and geographic locations.
            KFAB-AM, KGOR-FM and Business Music Service maintain bank account balances in excess of amounts insured by the FDIC. At June 30, 1996, they had combined bank balances of approximately $353,106, of which $253,106 exceeded the level of insurance coverage of $100,000 per bank.

         D. Depreciation

            Property and equipment are stated at cost and are depreciated over the estimated useful lives of the assets. The assets are depreciated using the straight-line method for financial reporting purposes. Expenditures for repairs, maintenance and minor renewals are charged to expense as incurred.

            On an ongoing basis, management evaluates the recoverability of the net carrying value of property and equipment and intangible assets by reference to the Company's anticipated future cash flows generated by those assets and comparison of carrying value to management's estimates of fair value, generally determined by using certain accepted industry measures of value (principally, nondiscounted cash flow multiple methods).

            The following estimated useful lives are used for financial reporting purposes:

Building and Building Improvements               20 years
Towers and Transmitter Equipment            5 to 10 years
Studio Equipment                                  5 years
Equipment and Fixtures                            5 years
Music Library                                     5 years
Transportation Equipment                     3 to 5 years
Leasehold Improvements                      5 to 10 years


                      (See Accompanying Auditors' Report)
                                                                             5

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                   (DIVISION OF HENRY BROADCASTING COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         E. Inventory

            Business Music Service maintains an inventory of materials for use in sound system installations. Inventory is valued at the lower of cost or market using the FIFO method of accounting.

         F. Amortization

            Intangible assets are recorded at cost and are amortized for financial reporting purposes using the straight-line method over the estimated useful lives of the assets as follows:

FCC Licenses and Goodwill                        40 years
Bargain Element of Leases Assumed          13 to 20 years
Network Affiliation Agreement                    40 years

         G. Trade Activity

            The Company exchanges commercial air time for goods and services, as is customary in the broadcasting industry. The revenue form such trade activity is recognized when the air time is run. The related trade expense is recognized when the goods or services are used. Trade revenue and expense is recorded at estimated fair market value of the airtime provided.

            The Company's policy is to utilize bartered goods and services on a basis which is essentially concurrent with the running of related air time. Accordingly, no assets or liabilities generally result from barter activity. Gross trade revenue and expense recognized by KFAB-AM and KGOR-FM were $178,889 for the six months ended June 30, 1996. Business Music Service had no trade activity for the six months ended June 30, 1996.

         H. Accounting Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Corporate and interest expenses were allocated among the individual divisions. Corporate expenses were allocated based on revenues and interest expenses were allocated based on the cost basis of property, plant and equipment and intangible assets. The amounts allocated to KFAB-AM, KGOR-FM and Business Music Service have been reflected in the financial statements.

                     (See Accompanying Auditors' Report)
                                                                             6

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                   (DIVISION OF HENRY BROADCASTING COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         I. Impact of Recently Adopted Accounting Standard

            In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 addresses the accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 was adopted effective January 1, 1996. The adoption of SFAS 121 did not have a material impact on the Company's results of operations, liquidity or financial position.

NOTE 2 -DESCRIPTION OF BUSINESS

         The Divisions own and operate commercial radio stations licensed to the city of Omaha, Nebraska. In addition, the Divisions have the exclusive Muzak franchise for specific territories located in Nebraska and Iowa. Muzak is in the business of furnishing planned programs of music to business and commercial places.

NOTE -3 PROPERTY AND EQUIPMENT

         Property and equipment at June 30, 1996 consisted of the following:

Land                                 $    30,000
Building and Building Improvements       275,460
Towers and Transmitter Equipment       2,373,124
Studio Equipment                         905,192
Equipment and Fixtures                   539,076
Music Library                             54,590
Transportation Equipment                 118,528
Leasehold Improvements                   104,085
                                   -------------
                                     $ 4,400,055
  Less: Accumulated Depreciation      (3,699,745)
                                   -------------
  Net Property and Equipment         $   700,310
                                   =============

NOTE 4 -INTANGIBLE ASSETS

         Intangible assets at June 30, 1996 consisted of the following:

FCC Licenses                        $ 3,500,000
Goodwill                                145,756
Bargain Element of Leases Assumed     1,963,300
Network Affiliation Agreement           462,000
                                  -------------
                                    $ 6,071,056
Less Accumulated Amortization        (2,138,241)
                                  -------------
                                    $ 3,932,815
                                  =============

                     (See Accompanying Auditors' Report)
                                                                             7

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                   (DIVISION OF HENRY BROADCASTING COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

NOTE 5 -LONG-TERM DEBT

         The secured long-term debt of the Company is not reflected in these financial statements although interest expense has been allocated to the divisions as discussed in Note 1H. This long-term debt is secured by a pledge of all the outstanding capital stock of the Company and totaled $30,910,000 at June 30, 1996. On July 3, 1996, concurrent with the closing of the Merger (Note 11), the debt mentioned above was assumed by American Radio Systems ("ARS") and, immediately following the merger, was retired releasing all liens on the stations. The Company was in violation of several of its loan covenants at June 30, 1996 for which lenders had not granted waivers. These violations had no effect on the presentation of these financial statements.

NOTE 6 -RELATED PARTY TRANSACTIONS

         The majority stockholder loaned the Company $5,000,000 (not reflected in the balance sheet) bearing interest at Sanwa Bank's prime rate (8.25% at June 30, 1996) plus .75%. The loan was subordinate to the debt discussed in Note 5. This loan was assumed by ARS as part of the July 3, 1996 merger (Note 11) and immediately retired. Interest expense related to this loan totaled approximately $225,479, of which $121,308 had been allocated to KFAB-AM, KGOR-FM and Business Music Service as interest expense for the six months ended June 30, 1996. In addition to the lease commitments (Note 9), the Company leases a corporate office building from the Company's majority stockholder on a month-to-month basis. Rental expense for this lease was $24,000, of which $6,278 had been allocated to KFAB-AM, KGOR-FM and Business Music Service as corporate expense for the six months ended June 30, 1996.

         During June, 1996, 15 shares of the Company's $1 par common stock were issued to key employees as a bonus. The shares were valued at $937,500 on the date they were issued which was based on the fair market value of the Company as determined by what ARS relinquished as their part of the merger. The entire $937,500 was reported as compensation to those employees and included in the Company's corporate expense for the six months ended June 30, 1996. The portion of the bonus allocated to KFAB-AM, KGOR-FM and Business Music Service as corporate expense was $360,900 for the six months ended June 30, 1996.

NOTE 7 -EMPLOYEE BENEFIT PLAN

         The Company adopted a Savings and Stock Plan (the "Plan") under
         Section 401(k) of the Internal Revenue Code. The Plan allows all employees who work at least 1,000 hours per year and older than 21 years of age to defer up to 15% of their income on a pre-tax basis through contributions to the Plan, limited to an annual maximum of $9,500 for 1996. The Company matches 50% of every dollar the employee contributes up to 1% of their compensation. KFAB-AM, KGOR-FM and Business Music Service contributed $7,126 to the plan for the six months ended June 30, 1996.

         In addition, a contribution can be made into the Plan based upon a share of the station's profits. The level of this contribution is determined by the Company's management on an annual basis. No such contributions were made for the six months ended June 30, 1996.

                          (See Accompanying Auditors' Report)
                                                                             8

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                   (DIVISION OF HENRY BROADCASTING COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

NOTE 8 -INCOME TAXES

         Effective on January 1, 1987, the Company elected to be treated as a small business corporation ("S" Corporation) for both federal and state purposes pursuant to an election made under Section 1362 of the Internal Revenue Code by the sole stockholder of the Company. Consequently, the Company's profits and losses were passed through directly to the stockholder for income tax purposes and the Company accrues no liability for income taxes during the period the election remains in effect, except for those states charging "S" Corporations taxes based on income.

         The Company's income is currently subject to a 1-1/2% California tax on income apportioned to California. The Company has California net operating losses ("NOL") from calendar years 1987 through 1992 of approximately $1,000,000 and $3,890,000 at December 31, 1995 and 1994, respectively, available to offset future "S" Corporation income allocated to California. The NOL carryforwards at December 31, 1995 expire in 1997.

         The Company has available to offset future federal "C" Corporation taxable income, NOL carryforwards of approximately $2,300,000, expiring in 2000 and investment tax credit carryovers of approximately $45,000 also expiring in 2000.

         The Company computes its deferred taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the provisions of SFAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized on the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the provisions of the tax laws in effect as of the date of these financial statements; the effects of future changes in tax laws or rates are not anticipated except as otherwise noted.

         As of June 30, 1996, the Company's net deferred tax assets (using a California rate of 1-1/2%) consisted of the following:

Deferred Tax Asset             $ 15,000
Deferred Tax Asset Valuation    (15,000)
                             ----------
Net Deferred Tax Asset         $   --
                             ==========

         The tax benefit computed at the statutory rate is due primarily to temporary differences in revenues on construction projects reported using the completed contract method for tax purposes, and the percentage-of-completion method for book purposes, depreciation and amortization calculated for book and tax purposes, and NOL carryforwards. The Company does not expect to have California taxable income sufficient to utilize any benefits from its California NOL's due to its "S" Corporation status; thus no benefit for these NOL's is reflected in the financial statements.

                          (See Accompanying Auditors' Report)
                                                                             9

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                   (DIVISION OF HENRY BROADCASTING COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

NOTE 9 -LEASE COMMITMENTS

         Administrative and studio offices, office equipment, news services, rating services and transmitter sites are leased with terms, including renewal options, ranging from one to eighteen years. Under most of the leasing arrangements, the Company pays the property taxes, insurance, maintenance and expenses related to the leased property. Total rental expense for KFAB-AM, KGOR-FM and Business Music Service for operating leases was $31,044 for the six months ended June 30, 1996.

         The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year for the twelve months ending June 30:

1997          $ 52,239
1998            36,071
1999            26,275
2000            25,200
2001            25,200
Thereafter      77,700
             ---------
              $242,685
             =========

         Following the merger (Note 11), ARS assumed all rights and obligations under these agreements.

NOTE 10 -INTERDIVISIONAL PAYABLE

         As discussed in Note 1A, the financial statements present only the accounts of KFAB-AM, KGOR-FM and Business Music Service. The interdivisional transactions which would have been eliminated had the financial statements been prepared on a consolidated basis have resulted in an interdivisional payable to those divisions which have not been presented in the financial statement.

         The interdivisional payable consists primarily of FKAB-AM, KGOR-FM and Business Music Service acquisition debt recorded on the books of the corporate division of the Company, and interdivisional allocations of corporate and interest expenses.

NOTE 11 -COMPANY MERGER

         On March 21, 1996, the Company entered into a merger agreement with ARS under which ARS would continue as the surviving corporation. Immediately prior to the consummation of the merger, the Company spun off certain assets and liabilities consisting primarily of the Company's cash, accounts receivable, the business associated with the operations of certain divisions, the investment in the Company's subsidiary, substantially all assets of the corporate division, and various current liabilities of the Company into a newly-formed corporation. The newly-formed corporation is 100% owned by the majority stockholder of the Company.

         FCC approval for transfer of the licenses was granted on May 16, 1996. The merger was consummated on July 3, 1996 at which time the stockholders conveyed all of the Company stock to ARS for approximately $109 million, consisting of approximately $64 million of ARS stock. $9 million in cash and the assumption of approximately $36 million of the Company's current and long-term debt (Notes 5 and
         6).
                          (See Accompanying Auditors' Report)
                                                                            10

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
American Radio Systems Corporation

We have audited the accompanying combined balance sheet of KFAB-AM, KGOR-FM and Business Music Service (Divisions of American Radio Systems Corporation) (the "Divisions") as of December 31, 1996 and the related combined statements of operations and cash flows for the period from July 3, 1996 (date of acquisition) to December 31, 1996. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of KFAB-AM, KGOR-FM and Business Music Service (Divisions of American Radio Systems Corporation) as of December 31, 1996, and the combined results of their operations and their cash flows for the period from July 3, 1996 (date of acquisition) to December 31, 1996, in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP


New York, New York
June 2, 1997

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
              (DIVISIONS OF AMERICAN RADIO SYSTEMS CORPORATION)
                            COMBINED BALANCE SHEET
                              DECEMBER 31, 1996

ASSETS
Current assets:
 Cash                                                                   $   162,042
 Accounts receivable, net of allowance for doubtful accounts of
  $54,239                                                                 1,337,963
 Inventory                                                                  106,378
 Prepaid expenses and other current assets                                   18,043
                                                                      -------------
Total current assets                                                      1,624,426
                                                                      -------------
Property and equipment, less accumulated depreciation and
 amortization                                                             2,638,147
Intangible assets, less accumulated amortization                         35,361,853
                                                                      -------------
Total assets                                                            $39,624,426
                                                                      =============
LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
 Accounts payable and accrued expenses                                  $   195,151
 Accrued wages and commissions                                               92,873
 Deferred income                                                             19,334
 Interdivisional payable                                                 33,330,162
 Taxes payable                                                              347,722
                                                                      -------------
Total current liabilities                                                33,985,242

Deferred tax liability                                                    5,240,577

Divisional equity                                                           398,607
                                                                      -------------
Total liabilities and divisional equity                                 $39,624,426
                                                                      =============

See accompanying notes to combined financial statements.

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
              (DIVISIONS OF AMERICAN RADIO SYSTEMS CORPORATION)
                       COMBINED STATEMENT OF OPERATIONS
      PERIOD FROM JULY 3, 1996 (DATE OF ACQUISITION) TO DECEMBER 31, 1996

Gross revenue                              $3,907,876
Less: agency commission                       390,558
                                         ------------
Net revenue                                 3,517,318

Operating expenses:
 Divisional expenses                        1,659,592
 General and administrative                   583,107
 Depreciation and amortization                532,394
 Corporate expenses                            81,464
                                         ------------
Total operating expenses                    2,856,557
                                         ------------
Income from operations                        660,761
Other income                                   85,568
                                         ------------
Income before provision for income taxes      746,329
Provision for income taxes                    347,722
                                         ------------
Net income                                 $  398,607
                                         ============

See accompanying notes to combined financial statements.

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
              (DIVISIONS OF AMERICAN RADIO SYSTEMS CORPORATION)
                       COMBINED STATEMENT OF CASH FLOWS
      PERIOD FROM JULY 3, 1996 (DATE OF ACQUISITION) TO DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                           $   398,607
Adjustments to reconcile net income to net cash provided by
 operating activities:
 Depreciation and amortization                                                           532,394
 Changes in current assets and current liabilities:
  Increase in accounts receivable                                                     (1,337,963)
  Increase in inventory                                                                 (106,378)
  Increase in prepaid expenses and other current assets                                   (6,350)
  Increase in accounts payable and accrued expenses                                      180,529
  Increase in accrued wages and commissions                                               92,873
  Increase in deferred income                                                             19,334
  Increase in taxes payable                                                              347,722
                                                                                   -------------
Net cash provided by operating activities                                                120,768

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                                       (33,005)
                                                                                   -------------
Net cash used in investing activities                                                    (33,005)
                                                                                   -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in interdivisional payable                                                   74,279
                                                                                   -------------
Net cash provided by financial activities                                                 74,279
                                                                                   -------------
Net increase in cash                                                                     162,042
Cash at July 3, 1996                                                                          --
                                                                                   -------------
Cash at December 31, 1996                                                            $   162,042
                                                                                   =============

See accompanying notes to combined financial statements.

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
              (DIVISIONS OF AMERICAN RADIO SYSTEMS CORPORATION)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

1. NATURE OF BUSINESS AND ORGANIZATION

On July 3, 1996, American Radio Systems Corporation (the "Company") acquired radio stations KFAB-AM and KGOR-FM (the "Stations") operating in the Omaha, Nebraska market and the exclusive Muzak franchise (the "Business Music Service") for the Omaha and Lincoln, Nebraska markets (collectively, the "Divisions") from Henry Broadcasting Company ("Henry"). The Divisions were acquired as part of a merger between Henry and the Company whereby the Company continued as the surviving corporation. The acquisitions were accounted for under the purchase method of accounting; accordingly, the cost to acquire the Divisions has been preliminarily allocated to the net assets acquired and liabilities assumed in proportion to estimates of their respective values as follows: $2,719,792 property and equipment; $8,475,000 FCC license; $27,304,597 goodwill and other intangibles; and $5,240,577 deferred tax liability. The Company owns and operates several other ratio stations and accounts for the activities of the Stations and the Business Music Service as separate divisions. The accompanying financial statements include the combined financial position, results of operations and cash flows of the Stations and the Business Music Service after eliminating all significant interdivisional accounts and transactions between the Divisions; as they are under common control and subject to the sale described below.

On June 2, 1997, the Company consummated the sale of the Divisions to Triathlon Broadcasting Company for approximately $38.0 million in cash.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenues are recognized when advertisements are broadcast and transmitting services are provided. Expenses are recognized when incurred. Gross revenues include approximately $174,000 related to revenues generated from the Business Music Service for the period from July 3, 1996 to (date of acquisition) December 31, 1996.

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
              (DIVISIONS OF AMERICAN RADIO SYSTEMS CORPORATION)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated using the straight line method over their estimated useful lives varying from three to thirty-two years. Expenditures for maintenance and repairs are charged to operations as incurred.

INTANGIBLE ASSETS

Intangible assets include the portion of the Division's purchase price allocable to Federal Communication Commission licenses ("FCC Licenses"), goodwill and other intangibles, which are amortized on a straight-line method over 25 to 40 years.

It is the Company's policy to account for intangible assets at the lower of amortized cost or net realizable value. As part of an ongoing review of the valuation and amortization of intangible assets, management assesses the carrying value of the Company's intangible assets if facts and circumstances suggest that they may be impaired. If this review indicates that the intangibles will not be recoverable as determined by a non-discounted cash flow analysis over the remaining amortization period, the carrying value of the Company's intangible assets would be reduced to its estimated realizable value.

BARTER TRANSACTIONS

Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income based on the fair value of goods or services received when advertisements are broadcast; goods and services received are accounted for when used. Barter revenue and expense included in the statement of operations for the period from July 3, 1996 (date of acquisition) to December 31, 1996 includes approximately $131,000 and $100,000, respectively.

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
              (DIVISIONS OF AMERICAN RADIO SYSTEMS CORPORATION)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

The Company expenses advertising costs related to the Stations and the Business Music Service as they are incurred. Advertising expense amounted to approximately $86,000 for the period from July 3, 1996 (date of acquisition) to December 31, 1996.

INVENTORY

Inventory consisting of sound equipment for the Business Music Service is valued at the lower of costs or market using the first in, first out method.

INCOME TAXES

Income taxes have been provided on a separate company basis using the liability method in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

USE OF ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
              (DIVISIONS OF AMERICAN RADIO SYSTEMS CORPORATION)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RISKS AND UNCERTAINTIES

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company's revenue is principally derived from broadcast advertisers and Muzak customers within the Omaha and Lincoln, Nebraska area who are impacted by the local economy. The Company routinely assesses the financial strength of its customers and does not require collateral or other security to support customer receivables. Credit losses are provided for in the combined financial statements in the form of an allowance for doubtful accounts.

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 1996:

Land                                            $  409,623
Building and improvements                          384,020
Furniture and fixtures                             213,439
Broadcasting and technical equipment             1,677,510
Vehicles                                            68,205
                                               -----------
                                                 2,752,797
Less accumulated depreciation and amortization    (114,650)
                                               -----------
                                                $2,638,147
                                               ===========

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
              (DIVISIONS OF AMERICAN RADIO SYSTEMS CORPORATION)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

4. INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 1996:

FCC Licenses                   $ 8,475,000
Goodwill and other
 intangibles                    27,304,597
                              ------------
                                35,779,597
Less accumulated amortization     (417,744)
                              ------------
                               $35,361,853
                              ============

5. INTERDIVISIONAL TRANSACTIONS

As discussed in Note 1, the accompanying combined financial statements present only the accounts of the Stations and the Business Music Service. The interdivisional transactions which would have been eliminated had these combined financial statements been prepared on a consolidated basis with the Company have resulted in an interdivisional payable to those divisions or the Company which have not been included herein.

This payable consists primarily of the Stations and the Business Music Service acquisition debt recorded on the books of the Company, and interdivisional allocations of costs and expenses.

The Company charges the Divisions for operational expenses such as payroll taxes, corporate overhead, and insurance premiums paid on the Station's and the Business Music Services' behalf; management is of the opinion that the amount allocated to the Divisions are based on a reasonable allocation method. The Stations and the Business Music Service remit excess cash to the Company in order to reimburse it for these expenditures and to repay amounts funded by the Company for the original purchase. All of these transactions are conducted on the interest free basis. The interdivisional payable for the six months ended December 31, 1996 is analyzed below:

Balance at July 3, 1996                $33,255,883
Allocation of costs to the Divisions     1,711,902
Cash transfers to the Company           (1,637,623)
                                     -------------
Balance at December 31, 1996           $33,330,162
                                     =============

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
              (DIVISIONS OF AMERICAN RADIO SYSTEMS CORPORATION)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

6. INCOME TAXES

The provision for income taxes for the period from July 3, 1996 (date of acquisition) to December 31, 1996 consists of the following:

 Current:
 Federal           $296,989
 State and local     50,733
                 ----------
                   $347,722
                 ==========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax liability are as follows:

                             DECEMBER 31,
                                 1996
                           --------------
Deferred tax assets:
 Property and equipment       $  681,572

Deferred tax liabilities:
 FCC licenses and other
  intangibles                  5,922,149
                           --------------
Net deferred tax liability    $5,240,577
                           ==============

A reconciliation of income taxes attributable to continuing operations computed at the United States Federal Statutory rates to income taxes provided for is as follows:

Amount computed using statutory rate   $261,215
Goodwill amortization                    57,076
State taxes, net of federal benefit      29,431
                                     ----------
                                       $347,722
                                     ==========

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
              (DIVISIONS OF AMERICAN RADIO SYSTEMS CORPORATION)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

7. LEASE COMMITMENTS

The Company is committed to non-cancellable operating leases covering its antenna, office and studio facility located near Omaha, Nebraska which expire over the next nine years.

The Company incurred rental charges of approximately $18,000 for the period from July 3, 1996 (date of acquisition) to December 31, 1996.

The minimum aggregate annual rental payments under non-cancellable operating leases are payable as follows:

1997          $ 27,600
1998            27,600
1999            28,600
2000            30,600
2001            30,600
Thereafter      87,200
             ---------
              $232,200
             =========

8. RETIREMENT PLAN

The Company maintains a 401(k) employee savings plan (the "401(k) plan") that covers substantially all employees, subject to certain minimum age and length-of-employment requirements. Under the 401(k) plan, the Divisions match 30% of participants' contributions up to 5% of compensation. The Divisions contributed approximately $8,200 to the 401(k) plan for the period from July 3, 1996 (date of acquisition) to December 31, 1996.

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
                            COMBINED BALANCE SHEET
                                 (UNAUDITED)
                                MARCH 31, 1997

           ASSETS
Current assets                $ 1,289,254
Property and equipment, net     2,796,100
Intangible assets, net         35,203,900
Other assets                      164,392
                            -------------
                              $39,453,646
                            =============
LIABILITIES AND DIVISIONAL
            EQUITY

Interdivisional payable       $33,253,375
Other current liabilities         391,931
Deferred tax liability          5,240,577
Divisional equity:
  Balance at December 31,
    1996                          398,607
  Net income                      169,156
                            -------------
  Balance at March 31, 1997       567,763
                            -------------
                              $39,453,646
                            =============

                 See notes to Combined Financial Statements.

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
                       COMBINED STATEMENT OF OPERATIONS
                                 (UNAUDITED)

                                 THREE MONTHS ENDED
                                       MARCH 31,
                                   1997         1996
                              ------------ ------------
Net revenue                     $1,556,905   $2,215,295
Divisional operating expenses      982,618    1,193,623
Corporate expenses                  36,659      394,964
Depreciation and amortization      266,197      128,336
                              ------------ ------------
Income from operations             271,431      498,372
Interest expense                        --      824,600
Income (loss) before provision
 for income taxes                  271,431     (326,228)
Provision for income taxes         102,275           --
                              ------------ ------------
Net income (loss)               $  169,156   $ (326,228)
                              ============ ============

                 See notes to Combined Financial Statements.

                  KFAB-AM,KGOR-FM AND BUSINESS MUSIC SERVICE
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                -----------------------
                                                                    1997        1996
                                                                ----------- -----------
Net cash provided by (used in) operating activities               $ 122,782   $ (38,536)
Net cash used in investing activities-Plant & Equipment            (115,282)         --
Net cash (used in) provided by financing activities-
 Interdivisional Payable                                            (76,787)    156,784
                                                                ----------- -----------
Net (decrease) increase in cash                                     (69,287)    118,248
Cash at beginning of period                                         162,042     510,401
                                                                ----------- -----------
Cash at end of period                                             $  92,755   $ 628,649
                                                                =========== ===========

                  See notes to combined financial statements

                             KFAB-AM, KGOR-FM AND
                            BUSINESS MUSIC SERVICE
              NOTES TO COMBINED FINANCIAL STATEMENTS--UNAUDITED

1. NATURE OF BUSINESS AND ORGANIZATION

On July 3, 1996, American Radio Systems Corporation (the "Company") acquired radio stations KFAB-AM and KGOR-FM (the "Stations") operating in the Omaha, Nebraska market and the exclusive Muzak franchise (the "Business Music Service") for the Omaha and Lincoln, Nebraska markets (collectively, the "Divisions") from Henry Broadcasting Company ("Henry"). The Divisions were acquired as part of a merger between Henry and the Company whereby the Company continued as the surviving corporation.

The accompanying combined financial statements include the combined financial position, results of operations and cash flows of the Divisions which, for the 1997 periods relates to the Company and for the 1996 periods relate to Henry. In addition, all significant interdivisional accounts and transactions between the Divisions have been eliminated as they have been under common control and are subject to the sale described below.

On June 2, 1997, the Company consummated the sale of the Divisions to Triathlon Broadcasting Company for $38 million in cash.

2. BASIS OF PRESENTATION

The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for an interim period are not necessarily indicative of the results that may be expected for a full year.

(b) Pro Forma Financial Information

The unaudited pro forma financial information of the Company for the year ended December 31, 1996 and as of and for the three months ended March 31, 1997 follows:

                        TRIATHLON BROADCASTING COMPANY
              PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (UNAUDITED)

The Pro Forma Condensed Combined Balance Sheet as of March 31, 1997 is presented as if, at such a date, the Company had completed the acquisition of radio stations KSSN-FM and KMVK-FM (the "Southern Skies Little Rock Acquisition"), KOLL-FM (the "KOLL Acquisition"), KFAB-AM and KGOR-FM with the exclusive Muzak franchise for the Lincoln and Omaha, Nebraska markets (the "KFAB/KGOR Acquisition"), received proceeds from additional borrowings under the Company's credit facility with AT&T Commercial Finance Corporation and Union Bank of California, N.A. (the "Credit Facility"), and received proceeds from the subsequent sale of KSSN-FM, KMVK-FM and KOLL-FM (the "Little Rock Disposition").

The Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 gives effect to the following transactions as if they had occurred as of January 1, 1996: (i) the acquisitions of KTGL-FM and KZKX-FM (the "Lincoln Acquisition"), KIBZ-FM, KKNB-FM and KHAT-AM (the "Rock Steady Acquisition"), KTNP-FM (formerly KRRK-FM) (the "93.3, Inc. Acquisition"), KXKT-FM (the "Valley Acquisition"), KALE-AM and KIOK-FM (the "Sterling Acquisition"), KISC-FM, KNFR-FM and KAQQ-AM (the "Silverado Acquisition"), KVOR-AM, KSPZ-FM, KTWK-AM, KVUU-FM, KEYF-AM, KEYF-FM, KEYN-FM, KUDY-AM, KKZX-FM, KEGX-FM and KTCR-AM (the "Pourtales Acquisition"), KZSN-FM and KZSN-AM (the "Southern Skies Wichita Acquisition" and together with the Southern Skies Little Rock Acquisition, the "Southern Skies Acquisition"), the KFAB/KGOR Acquisition; (ii) the Little Rock Disposition; and (iii) the financing and other costs of the acquisitions.

No adjustments have been made to the Pro Forma Condensed Combined Statements of Operations to reflect the Southern Skies Little Rock Acquisition since the related stations are subject to the Little Rock Disposition. The Company has been operating KOLL-FM under a local marketing agreement since March 15, 1996, therefore the Pro Forma Condensed Combined Statements of Operations eliminate such operations which are subject to the Little Rock Disposition. No adjustments have been made to the Pro Forma Condensed Combined Financial Statements for the acquisition of Pinnacle Sports Productions, LLC as such transaction was deemed to be immaterial.

The above acquisitions have been accounted for using the purchase method of accounting. The total cost of each acquisition has been allocated to the tangible and intangible assets of the stations acquired and liabilities assumed based on their respective fair values. The allocations of the purchase price assumed in the pro forma financial statements are preliminary. The Company does not expect that the final allocations will materially differ from the preliminary allocations. The Southern Skies Little Rock Acquisition which closed on April 25, 1997 was the subject of an agreement, as amended, dated November 26, 1996 which also included the acquisition of two radio stations in Wichita, Kansas which closed in January 1997. See Note 2 to the Pro Forma Condensed Combined Balance Sheet for reallocation of amounts recorded by the Company for the Southern Skies Wichita Acquisition. The KFAB/KGOR Acquisition which closed on June 2, 1997, was the subject of an agreement dated October 6, 1996.

In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. These Pro Forma Condensed Combined Financial Statements have been prepared utilizing, and should be read in conjunction with (i) the Company's Consolidated Financial Statements as of and for the year ended December 31, 1996 (including in the Company's Transition Report on Form 10KSB); (ii) the Company's Condensed Consolidated Financial Statements as of and for the three months ended March 31, 1997 (included in the Company's Form 10QSB; and (iii) the historical financial statements of the sellers of the Lincoln Acquisition (consisting of KZKX-FM, Inc., KTGL Corporation, KZKX and KTGL, divisions of Pourtales Radio Partnership), the Rock Steady Acquisition (consisting of Rock Steady, Inc.), the 93.3, Inc. Acquisition (consisting of 93.3, Inc.), the Valley Acquisition (consisting of Valley Broadcasting, Inc.), the Sterling Acquisition (consisting of KALE/KIOK Radio Station, a unit of Sterling Realty Organization), the Silverado Acquisition (consisting of KAQQ-AM, KISC-FM and KNFR-FM, divisions of Silverado Broadcasting Company, Inc.), the Pourtales Acquisition (consisting of Springs Radio, Inc., KVUU/KSSS, Inc., KOTY-FM, Inc., KEYF Corporation, Fourth Street Broadcasting, Inc., and KTCR/KEGX, KEYF, KUDY/KKZX and KEYN, divisions of Pourtales Radio Partnership), the KOLL Acquisition (consisting of KOLL-FM, a division of Southern Starr Broadcasting Group, Inc. and KOLL-FM, a division of Southern Starr of Arkansas, Inc.) and the Southern Skies Acquisition (consisting of Southern Skies Corporation and Arkansas Skies Corporation), the KFAB/KGOR Acquisition (consisting of KFAB-AM, KGOR-FM and Business Music Service, divisions of Henry Broadcasting Company and KFAB-AM, KGOR-FM and Business Music Service, divisions of American Radio Systems Corporation) and all included, as applicable, in the Prospectus, dated March 4, 1996, and Item 7(a) included elsewhere herein. The pro forma information does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results if the aforementioned transactions are completed.

Each of the sellers of the acquired radio stations has its own historical financial and operating structures and may include or exclude items which may affect the comparability of certain items. Management believes that the pro forma results are a better indicator of the Company's performance in that pro forma numbers reflect the proposed capital structure and acquisition prices.

                        TRIATHLON BROADCASTING COMPANY
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (UNAUDITED)
                                MARCH 31, 1997

                                  TRIATHLON
                                 BROADCASTING    KFAB/KGOR     PRO FORMA      PRO FORMA
                                   COMPANY      ACQUISITION   ADJUSTMENTS      COMBINED
                               -------------- -------------- --------------- --------------
                                 (HISTORICAL)   (HISTORICAL)
ASSETS
Current assets                   $  7,608,000   $  1,289,254   $ 46,200,000 (1)$ 10,921,382
                                                                 (6,822,159)(2)
                                                                (36,064,459)(4)
                                                                 (1,289,254)(4)
Property and equipment, net         7,737,000      2,796,100                     10,533,100
Intangible assets, net             76,566,000     35,203,900      1,300,000 (1) 110,410,248
                                                                 (2,516,111)(2)
                                                                   (958,000)(1)
                                                                    814,459 (4)
Assets held for sale                                             20,000,000 (2)       --
                                                                (20,000,000)(3)
Other assets                       13,807,000        164,392    (10,480,839)(2)     576,161
                                                                 (2,750,000)(4)
                                                                   (164,392)(4)
                               -------------- -------------- --------------- --------------
                                 $105,718,000   $ 39,453,646   $(12,730,755)   $132,440,891
                               ============== ============== =============== ==============
LIABILITIES & STOCKHOLDERS'
 EQUITY
Current liabilities              $  4,660,000   $    391,931   $   (447,005)(2)$  4,212,995
                                                                   (391,931)(4)
Long term liabilities              30,358,000                    47,500,000 (1)  57,858,000
                                                                (20,000,000)(3)
Interdivisional payable                           33,253,375    (33,253,375)(4)       --
Non-compete payable                   300,000                       375,000 (2)     675,000
Deferred taxes                      7,630,000      5,240,577     (5,240,577)(4)   7,630,000
Deferred compensation                  96,000                                        96,000
Stockholders' equity               62,674,000        567,763       (958,000)(1)  61,968,896
                                                                    252,896 (2)
                                                                   (567,763)(4)
                               -------------- -------------- --------------- --------------
                                 $105,718,000   $ 39,453,646   $(12,730,755)   $132,440,891
                               ============== ============== =============== ==============

                        TRIATHLON BROADCASTING COMPANY
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                 (UNAUDITED)

                                  TRIATHLON       SOUTHERN
                                 BROADCASTING   SKIES WICHITA    KFAB/KGOR    LITTLE ROCK   PRO FORMA      PRO FORMA
                                   COMPANY       ACQUISITION    ACQUISITION   DISPOSITION  ADJUSTMENTS     COMBINED
                               -------------- --------------- ------------- ------------- ------------- --------------
                                 (HISTORICAL)        (6)            (7)           (8)
Net revenue                      $ 5,660,780       $46,397      $1,556,905     $224,321                   $ 7,039,761
Station operating expenses         4,406,149        34,698         982,618      208,556                     5,214,909
Depreciation and amortization        751,671            --         266,197          274       262,556 (9)   1,280,150
Corporate expenses                   490,400            --          36,659           --                       527,059
Deferred compensation                100,464            --              --           --                       100,464
                               -------------- --------------- ------------- ------------- ------------- --------------
Operating income (loss)              (87,904)       11,699         271,431       15,491      (262,556)        (82,821)
Interest expense                    (764,123)           --              --      (87,304)     (558,994)(11) (1,235,813)
Other income                         194,623            --              --           --                       194,623
                               -------------- --------------- ------------- ------------- ------------- --------------
Income (loss) before provision
 for taxes                          (657,404)       11,699         271,431      (71,813)     (821,550)     (1,124,011)
Provision for income taxes                --            --         102,275           --      (102,275)(16)         --
                               -------------- --------------- ------------- ------------- ------------- --------------
Net income (loss)                   (657,404)      $11,699      $  169,156     $(71,813)    $(719,275)     (1,124,011)
                                              =============== ============= ============= =============
Preferred stock dividend
 requirement                      (1,376,824)                                                              (1,376,824)
                               --------------                                                           --------------
Net loss applicable to common
 shares                          $(2,034,228)                                                             $(2,500,835)
                               ==============                                                           ==============
Net loss per common share        $     (0.42)                                                             $     (0.51)
                               ==============                                                           ==============
Weighted average common shares
 outstanding                       4,861,568                                                         (15)   4,887,789

                        TRIATHLON BROADCASTING COMPANY
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (UNAUDITED)

                                    ACQUISITIONS
                      TRIATHLON    DURING THE YEAR    SOUTHERN
                     BROADCASTING  ENDED DECEMBER   SKIES WICHITA
                       COMPANY        31, 1996       ACQUISITION
                   -------------- --------------- ---------------
                     (HISTORICAL)        (5)             (6)
Net revenue          $18,963,101     $ 3,434,842     $2,687,337
Station operating
 expenses             13,678,117       3,087,384      1,889,942
Depreciation and
 amortization          1,426,759         875,367         69,515
Corporate expenses     1,719,283         448,571             --
Deferred
 compensation            365,992              --             --
DOJ information
 costs                   300,000              --             --
                   -------------- --------------- ---------------
Operating income
 (loss)                1,472,950        (976,480)       727,880
Interest expense      (2,581,423)       (188,938)      (348,326)
Other income
 (expense)               669,637        (635,633)      (486,829)
                   -------------- --------------- ---------------
Income (loss)
 before provision
 for taxes              (438,836)     (1,801,051)      (107,275)
Provision for
 income taxes                 --              --             --
                   -------------- --------------- ---------------
Income (loss)
 before
 extraordinary
 item                  (438,836)     $(1,801,051)    $ (107,275)
                                  =============== ===============
Preferred stock
 dividend
 requirement          (4,414,523)
                   --------------
Net loss before
 extraordinary
 item applicable
 to common shares    $(4,853,359)
                   ==============
Net loss before
 extraordinary
 item per common
 share               $     (0.97)
                   ==============
Weighted average
 common shares
 outstanding           4,841,600

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     LITTLE
                      KFAB/KGOR       ROCK         PRO FORMA      PRO FORMA
                     ACQUISITION   DISPOSITION    ADJUSTMENTS      COMBINED
                   ------------- ------------- --------------- --------------
                         (7)           (8)
Net revenue          $ 7,554,934    $797,284      $  (296,221)(13)$31,546,709
Station operating
 expenses              4,533,132     623,456         (296,221)(13) 22,268,898
Depreciation and
 amortization            789,066         273        1,579,063  (9)  4,739,497
Corporate expenses       871,391          --       (1,139,245)(10)  1,900,000
Deferred
 compensation                 --          --                          365,992
DOJ information
 costs                        --          --                          300,000
                   ------------- ------------- --------------- --------------
Operating income
 (loss)                1,361,345     173,555         (439,818)      1,972,322
Interest expense      (1,649,200)         --       (2,180,919)(11) (6,948,806)
Other income
 (expense)                85,568          --        1,036,894 (12)    669,637
                   ------------- ------------- --------------- --------------
Income (loss)
 before provision
 for taxes              (202,287)    173,555       (1,583,843)     (4,306,847)
Provision for
 income taxes            347,722          --         (347,722)(16)        --
                   ------------- ------------- --------------- --------------
Income (loss)
 before
 extraordinary
 item                $  (550,009)   $173,555      $(1,236,121)     (4,306,847)
                   ============= ============= ===============
Preferred stock
 dividend
 requirement                                                  (14) (5,507,296)
                                                               --------------
Net loss before
 extraordinary
 item applicable
 to common shares                                                $ (9,814,143)
                                                               ==============
Net loss before
 extraordinary
 item per common
 share                                                            $     (2.01)
                                                               ==============
Weighted average
 common shares
 outstanding                                                  (15)  4,887,789

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

BALANCE SHEET ADJUSTMENTS

(1) To reflect the net proceeds from additional borrowings under the Company's Credit Facility:

Proceeds from the Credit Facility        $47,500,000
Fees and expenses (a)                      1,300,000
                                         -----------
Net proceeds from the Credit Facility    $46,200,000
                                         ===========

(a) Includes fees and expenses payable to the Sillerman Companies of $600,000.

In connection with the Company's Credit Facility, the Company wrote off $958,000 of deferred financing costs related to the old credit facility.

(2) To reflect the purchase price of approximately $20 million for Southern Skies Little Rock Acquisition and KOLL Acquisition. The aggregate purchase price includes fees and expenses of $652,865, including fees to The Sillerman Companies of $239,500. Consideration for the radio stations included the issuance of 23,725 shares of the Company's Class A Common Stock valued at $252,896 and a note for $375,000 payable over five years. Deposits and advances to the sellers aggregating approximately $10.5 million were also applied against the amounts due at closing. Adjustments to Current Assets of $6,822,159, Intangible Assets of $2,516,111, Current Liabilities of $447,005 have been made in order to reclassify all assets in the Little Rock Market as Assets Held for Sale. The Company has also reallocated a portion of amounts previously recorded in connection with the Southern Skies Wichita Acquisition to the purchase price of the Southern Skies Little Rock Acquisition, in accordance with generally accepted accounting principles, to reflect the subsequent sales price of the radio stations so that no gain or loss will be recognized in connection with the disposition of this part of the Southern Skies Acquisition or on the sale of KOLL-FM.

(3) To reflect the proceeds to be received from the Little Rock Disposition, which will be applied to amounts outstanding under the Credit Facility.

(4) To reflect the purchase price of approximately $39 million for the radio stations subject to the KFAB/KGOR Acquisition. The aggregate purchase price includes fees and expenses of $814,459, including fees to The Sillerman Companies of $570,000. A deposit and advanced payments of $2,750,000 has been paid by the Company in connection with the KFAB/KGOR Acquisition and was applied towards the purchase price and related expenses.

A preliminary allocation of the purchase price follows:

                                                             KFAB/KGOR
                               Allocation of                Acquisition
                               Purchase Price               (Historical)         Adjustments
                               --------------               ------------         -----------
ASSETS:
Current assets                 $        --                  $ 1,289,254         $ (1,289,254)
Property and equipment, net      2,796,100                    2,796,100                   --
Intangible assets, net          36,018,359                   35,203,900              814,459
Other assets                            --                      164,392             (164,392)
                               -----------                  -----------         ------------
   Total assets                 38,814,459                   39,453,646             (639,187)

LIABILITIES:
Current liabilities                     --                      391,931             (391,931)
Interdivisional payable                 --                   33,253,375          (33,253,375)
Deferred taxes                          --                    5,240,577           (5,240,577)
                               -----------                  -----------         ------------
Net assets                     $38,814,459                  $   567,763         $(38,246,696)
                               -----------                  -----------         ------------
Divisional equity                                           $   567,763         $   (567,763)
                                                            ===========         ============

STATEMENT OF OPERATIONS ADJUSTMENTS

(5) Includes the historical results of operations for stations acquired by the Company during the year ended December 31, 1996, for periods prior to their acquisition, as follows:

                               LINCOLN      ROCK STEADY     93.3 INC.       VALLEY
                            ACQUISITION(A) ACQUISITION(B) ACQUISITION(C) ACQUISITION(C)
                            -------------- -------------- -------------- --------------
Net revenue ...............    $151,856       $353,297      $150,460       $338,119
Station operating
 expenses..................     109,942        330,054       125,311        212,794
Depreciation and
 amortization .............      39,556         47,963        28,704         50,366
Corporate expenses ........          --             --            --             --
                           -------------- -------------- ------------- --------------
Operating income (loss)  ..       2,358        (24,720)       (3,555)        74,959
Interest expense ..........        (489)       (60,919)           --             --
Other income (expense)  ...     (17,806)         2,593            --             --
                           -------------- -------------- ------------- --------------
Net income (loss) .........    $(15,937)      $(83,046)     $ (3,555)      $ 74,959
                           ============== ============== ============= ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              STERLING      SILVERADO     POURTALES
                           ACQUISITION(D) ACQUISITION(E) ACQUISITION   TOTAL
                           -------------- -------------- ----------- ---------
Net revenue ...............  $117,530      $ 433,825    $ 1,889,755  $3,434,842
Station operating
 expenses..................   203,345        424,221      1,681,717   3,087,384
Depreciation and
 amortization .............    11,007        119,379        578,392     875,367
Corporate expenses ........        --             --        448,571     448,571
                           ------------ ------------- ------------- -----------
Operating income (loss)  ..   (96,822)      (109,775)      (818,925)   (976,480)
Interest expense ..........        --             --       (127,530)   (188,938)
Other income (expense)  ...        --          1,245       (621,665)   (635,633)
                           ------------ ------------- ------------- -----------
Net income (loss) .........  $(96,822)     $(108,530)   $(1,568,120) $1,801,051
                           ============ ============= ============= ===========

------------
(a)    For the period from January 1, 1996 through January 23, 1996.
(b)    For the period from January 1, 1996 through June 12, 1996.
(c)    For the period from January 1, 1996 through April 9, 1996.
(d)    For the period from January 1, 1996 through April 18, 1996.
(e)    For the period from January 1, 1996 through February 29, 1996.
(f)    For the period from January 1, 1996 through November 21, 1996.

(6) Represents the historical results of operations for stations acquired by the Company on January 9, 1997 pursuant to the Southern Skies Wichita Acquisition, for periods prior to their acquisition.

(7) Represents the historical results of operations for stations and the exclusive MUZAK franchise acquired by the Company on May 30, 1997 pursuant to the KFAB/KGOR Acquisition, for periods prior to their acquisition.

(8) Represents elimination of the historical results of operations of KOLL-(FM) which the Company has been operating under a local marketing agreement since March 15, 1996. This station will be sold in connection with the Little Rock Disposition.

 (9) To reflect the incremental additional amortization expense relating to the acquisitions based on the preliminary purchase price allocations. The actual depreciation and amortization expense may change upon final determination of the fair value of the net assets acquired.
(10) To adjust corporate expenses to reflect the incremental corporate office costs for a larger station group for an entire year, offset by the elimination of expenses of the acquired stations not expected to be incurred by the Company.
(11) To adjust interest expense to reflect outstanding borrowings for entire period. Proceeds from the Little Rock Disposition will be used to reduce debt, and therefore, interest expense has been adjusted accordingly.
(12) To eliminate non-operating expenses that are not expected to be incurred by the Company.
(13)    To adjust for JSA/LMA fees.
(14) To reflect the full year dividend requirement for the Company's preferred stock.
(15) To reflect the weighted average number of common stock outstanding for a full year.
(16) Income taxes have not been provided in that for Federal income taxes a net operating loss would have existed during the periods presented. State taxes are considered immaterial and have been included in corporate expenses.
                              - 7 -

EXHIBITS

  23.1.    Consent of Ernst & Young LLP, Independent Accountants
  23.2.    Consent of Miller Kaplan Arase & Co



                              SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                             TRIATHLON BROADCASTING COMPANY

August 13, 1997                              By: /s/ Norman Feuer
                                                ------------------------------
                                             Name:  Norman Feuer
                                             Title: Chief Executive Officer